Exhibit 10.85

Amendment No. 1
To
Purchase and Sale Agreement
Between
RIO VISTA OPERATING PARTNERSHIP L.P.,
PENN OCTANE INTERNATIONAL, LLC
And
TRANSMONTAIGNE PRODUCT SERVICES INC.

Rio Vista Operating Partnership L.P., Penn Octane International, LLC, and TrnasMontaigne Product Services Inc. entered into a Purchase and Sale Agreement dated August 15, 2005 (“Agreement”). In consideration of the mutual benefits accruing and expected to accrue under this amendment, the undersigned, being the authorized representatives of the parties to the Agreement, agree to amend and modify the Agreement, effective January 1, 2006, as follows:

1.	In Section 6.1(a), delete clauses (iv) through (xi) and replace them with the following:

“(iv)    not create, incur or assume any debt for borrowed money that is secured by a Lien on the Collateral, except in connection with the Secured Debt Facility, and not create, incur or assume any debt for borrowed money that is secured by a Lien on any of the Assets, Mexican Assets or the Shares, unless such debt provides for release by the creditor upon the Closing;

(v)       not sell or dispose of any of the Assets or the Mexican Assets; or

(vi)      not agree to take any action or actions prohibited by any of the foregoing clauses (i) through (v).”

2.	Delete subsection 6.1(e)(i)(A) in its entirety and replace it with the following:

“(A)    solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a transaction pursuant to which any person or entity (or group of persons or entities) (a “Third Party”) other than the Buyer or its Affiliates, may acquire the Assets, the Mexican Assets and the Shares (such inquiries or proposals being referred to in this Agreement as an “Acquisition Proposal”),”

3,	All other terms and conditions of the Agreement will remain unchanged and in full force and effect and the parties hereby ratify and confirm them.

Exhibit 10.85

Executed by the undersigned on this 26 day of January 2006.

TRANSMONTAIGNE PRODUCT		RIO VISTA OPERATING
SERVICES INC.		PARTNERSHIP L.P.
By: Rio Vista Operating GP LLC,
General Partner

By:	/s/ William S. Dickey	By:	/s/ Charles Handly
Name: William S. Dickey		Name: Charles C. Handly
Its: President		Its: President

PENN OCTANE INTERNATIONAL, LLC

		By:	/s/ Ian T. Bothwell
Name: Ian T. Bothwell
Its: Manager